Fidelity Private Credit Fund Subscription Agreement – PI

1	Your Investment

       Investment Amount $

           Share Class (Must select one)

☐ Class I

$25,000 minimum initial investment

2	Form of Ownership

Individual / Joint Accounts	Retirement Accounts	Entity Accounts

☐ Individual	☐ IRA	☐ Trust

☐ Joint Tenant with Rights of Survivorship	☐ Roth IRA	☐ C Corporation

☐ Tenants in Common	☐ SEP IRA	☐ S Corporation

☐ Community Property	☐ Rollover IRA	☐ Partnership

☐ Uniform Gift / Transfer to Minors	☐ Inherited IRA	☐ Limited Liability Corporation

☐ State:	☐ Other:

Brokerage Account Number:	Custodian Account Number:	Brokerage Account Number:

The Fund maintains two subscription agreements: One for investors subscribing through the Managing Dealer platform and one for investors subscribing through the Fidelity Brokerage Services LLC platform. Please consult your financial intermediary for information on the subscription agreement applicable to you.

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3	Investor Information

The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted).

1.	Primary Account Holder / Minor (if Uniform Gift / Transfer to Minors Account) / Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Country of Citizenship if non-U.S. Citizen                                      (A completed applicable Form W-8 is required for subscription)

Please specify if you are a Fidelity employee/officer/director/trustee/affiliate (required):

☐ Fidelity Employee	☐ Fidelity or Fidelity Fund Officer or Directors/Trustees

☐ Immediate Family Member of Fidelity Officer or Directors/Trustees	☐ Fidelity Affiliate	☐ Not Applicable

2.	Joint Account Holder / Custodian (if Uniform Gift / Transfer to Minors Account) / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Country of Citizenship if non-U.S. Citizen                                      (A completed applicable Form W-8 is required for subscription)

Please specify if you are a Fidelity employee/officer/director/trustee/affiliate (required):

☐ Fidelity Employee	☐ Fidelity or Fidelity Fund Officer or Directors/Trustees

☐ Immediate Family Member of Fidelity Officer or Directors/Trustees	☐ Fidelity Affiliate	☐ Not Applicable

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3.	Joint Account Holder / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Country of Citizenship if non-U.S. Citizen                                      (A completed applicable Form W-8 is required for subscription)

Please specify if you are a Fidelity employee/officer/director/trustee/affiliate (required):

☐ Fidelity Employee	☐ Fidelity or Fidelity Fund Officer or Directors/Trustees

☐ Immediate Family Member of Fidelity Officer or Directors/Trustees	☐ Fidelity Affiliate	☐ Not Applicable

Entity Information (only required for entity account types)

Entity Name

Tax ID Number	Date of Formation (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Country of Domicile (Form W-8 required for non-U.S.)

Email Address

Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov)

Exemptions for FATCA Reporting Code (if any)

Please indicate if you are a:

☐ Pension Plan	☐ Profit Sharing Plan	☐ Not-for-Profit Organization

4	Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts)

Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents).

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

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5	ERISA Plan Assets Regulation

Are you a “benefit plan investor”1 within the meaning of the Plan Assets Regulation2 or will you use the assets of a “benefit plan investor” to invest in Fidelity Private Credit Fund?

☐  Yes    ☐  No

6	Distribution Instructions

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT, or WASHINGTON.

If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you have the option to enroll in the Distribution Reinvestment Plan.

☐

I want to enroll in the Distribution Reinvestment Plan. Note: if you do not elect to enroll in the DRIP plan, your distributions will go back into the account you selected in which to hold this investment.

If you are NOT a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan.

☐	I want to opt out of the Distribution Reinvestment Plan. Note: if you elect to opt out of the DRIP plan, your distributions will go back into the account you selected in which to hold this investment.

7	Electronic Delivery Consent

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Fidelity Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please check the box below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

☐ Please check this box, if applicable.

[1]

The term “benefit plan investor” includes, for example: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for example, an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for example, a master trust or a plan assets fund) under ERISA or the Plan Assets Regulation.

[2]

“Plan Assets Regulation” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

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8	Subscriber Representations and Signatures

Fidelity Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Fidelity Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce Fidelity Private Credit Fund to accept this subscription, I (we) hereby represent and warrant as follows (Each account holder must initial representations 1 – 8, to the extent applicable):

		Primary Investor	Co- Investor	Co- Investor

1.	I (we) have received the prospectus (as amended or supplemented) for Fidelity Private Credit Fund at least five business days prior to the date hereof.

2.	I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.[3]

3.

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.[3]

4.	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.

5.	I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

6.	I acknowledge that Fidelity Private Credit Fund may enter into transactions with Fidelity affiliates that involve conflicts of interest as described in the prospectus.

7.

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available on our website within 20 business days of the last day of each month.

[3]

In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

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8.	I acknowledge that my subscription request will not be accepted any earlier than five business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted, and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or my financial intermediary.

9.	If you live in any of the following states, please read the following carefully and check the appropriate box: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont.

If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in Fidelity Private Credit Fund and its affiliates. ☐ Yes ☐ No

If I am a California resident, I may not invest more than 10% of my liquid net worth in Fidelity Private Credit Fund and have either (a) a liquid net worth of $350,000 and annual gross income of $65,000 or (b) a liquid net worth of $500,000. ☐ Yes ☐ No

If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in Fidelity Private Credit Fund shall not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in Fidelity Private Credit Fund and in the securities of other non-traded business development companies (“BDCs”) to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). ☐ Yes ☐ No

If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in this offering and other non-traded business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am a Kentucky resident, my investment in Fidelity Private Credit Fund or its affiliates may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am a Massachusetts resident, my investment in Fidelity Private Credit Fund, non-traded real estate investment trusts, and in other illiquid direct participation programs, may not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am a Missouri resident, my investment in Fidelity Private Credit Fund may not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am a Nebraska resident, my aggregate investment in Fidelity Private Credit Fund and the securities of other business development companies may not exceed 10% of my net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing investment concentration limit. ☐ Yes ☐ No

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If am a New Jersey resident, I have either (a) minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Fidelity Private Credit Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am a New Mexico resident, I may not invest more than 10% of my liquid net worth in Fidelity Private Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Fidelity Private Credit Fund. ☐ Yes ☐ No

If I am an Ohio resident, my investment in Fidelity Private Credit Fund, its affiliates, and in any other non-traded BDC, may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am an Oklahoma resident, my investment in Fidelity Private Credit Fund may not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am an Oregon resident, my investment in Fidelity Private Credit Fund and its affiliates may not exceed 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. ☐ Yes ☐ No

If I am a Pennsylvania resident, my investment in Fidelity Private Credit Fund may not exceed 10% of my liquid net worth. ☐ Yes ☐ No

If I am Puerto Rico resident, my investment in Fidelity Private Credit Fund, its affiliates, and other non-traded business development companies, may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities. ☐ Yes ☐ No

If I am a Tennessee resident, I have a liquid net worth of at least ten times my investment in Fidelity Private Credit Fund. ☐ Yes ☐ No

If I am a Vermont resident and am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities. ☐ Yes ☐ No

If you do not have another broker-dealer or other financial intermediary introducing you to Fidelity Private Credit Fund, then Fidelity Distributors Company LLC (“Managing Dealer”) may be deemed to be acting as your broker-dealer of record in connection with any investment in Fidelity Private Credit Fund.

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I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Fidelity Private Credit Fund. Investors may change the Broker / Financial Advisor of record at any time by contacting Fidelity Private Credit Fund Investor Relations at the number indicated below at any time by contacting the transfer agent at alternatives@fmr.com.

Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable.

X	X

Owner or Authorized Person Signature	Date (mm/dd/yyyy)

X	X

Co-Investor or Authorized Person Signature	Date (mm/dd/yyyy)

X	X
Co-Investor or Authorized Person Signature	Date (mm/dd/yyyy)

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9	Other Important Information

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Fidelity Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Fidelity Private Credit Fund and the Broker in writing. The Broker may notify Fidelity Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Fidelity Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Fidelity Private Credit Fund.

To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.

The Fund and the Managing Dealer will direct any dealers to, upon receipt of any and all wires received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to alternatives@fmr.com (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received.

Return the completed Subscription Agreement to: alternatives@fmr.com

Appendix A | Supporting Document Requirements

☐ Please provide the following supporting documentation based on your account type.
Individual	☐	If a non-U.S. person, Form W-8BEN
Joint (including JTWROS, Tenants in Common, Community Property)	☐	For each non-U.S. Person account holder, Form W-8BEN
IRA (including ROTH, SEP, Rollover, Inherited)	☐	None
Trust	☐ ☐	Certificate of Trust or Declaration of Trust Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Corporation (including C Corp., S Corp., LLC)	☐ ☐ ☐ ☐	Formation documents Articles of incorporations Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Partnership	☐ ☐ ☐	Formation documents Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)